SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential,  for Use of the Commission Only (as permitted by
    Rule  14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive  Additional  Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12


                                   MEDJET INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:
           N/A

     2)   Aggregate number of securities to which transaction applies:
           NA

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           N/A

     4)   Proposed maximum aggregate value of transaction:
           N/A

     5)   Total fee paid:
           N/A

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:      N/A

     2)  Form, Schedule or Registration Statement No.:      N/A

     3)  Filing Party:      N/A

     4)  Date Filed:      N/A

                                   MEDJET INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 27, 1997 AND
                                 PROXY STATEMENT























                                                                     May 9, 1997

                                   MEDJET INC.
                           1090 KING GEORGES POST ROAD
                                    SUITE 301
                            EDISON, NEW JERSEY 08837


                            ------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 1997

                            ------------------------


                      To the Stockholders of Medjet Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Medjet Inc., a Delaware corporation (the "Company"), will be held on June 27, 1997 at 1090 King Georges Post Road, Suite 505, Edison, New Jersey at 10:00 a.m., local time, for the following purposes:

          1. To elect five directors to hold office until the 1998 Annual Meeting of Stockholders;

          2. To amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder; and

          3. To transact such other business as may properly be presented at the 1997 Annual Meeting of Stockholders and at any adjournments or post-ponements thereof.

     The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the purpose of determining stockholders who are entitled to notice of and to vote at the 1997 Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available during regular business hours at the Company's headquarters for the ten days before the meeting, for inspection by any stockholder for any purpose germane to the meeting.

                                 By Order of the Board of Directors,


                                 Thomas M. Handschiegel
                                 SECRETARY

Edison, New Jersey
May 9, 1997

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                                   MEDJET INC.
                           1090 KING GEORGES POST ROAD
                                    SUITE 301
                            EDISON, NEW JERSEY 08837


                             ----------------------


                                 PROXY STATEMENT

                             ----------------------



         This Proxy Statement is being furnished to stockholders of Medjet Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Stockholders of the Company to be held on June 27, 1997 at 1090 King Georges Post Road, Suite 505, Edison, New Jersey at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.


         Only holders of record of Common Stock as of the close of business on April 30, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such date, the Company had 3,648,666 shares of Common Stock issued and outstanding held by approximately 52 stockholders of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE FIVE NOMINEES NAMED BELOW TO SERVE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS, "FOR" THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING.


         The Proxy Statement and the accompanying proxy card are being mailed to Company stockholders beginning on or about May 9, 1997.

         Any holder of Common Stock giving a proxy in the form accompanying the Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Medjet Inc., 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837, Attention: Corporate Secretary.

         A majority of shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on a matter at the Annual Meeting. In determining the presence of a quorum at the Annual Meeting, abstentions are counted but broker non-votes are not counted. The Company's Amended and Restated By-Laws provide that the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on a matter at a meeting in which a quorum is present shall be the act of the stockholders, except as otherwise provided by law. The Delaware General Corporation Law provides that directors are elected by a plurality of the votes cast. Abstentions and broker non-votes have no legal effect on whether a nominee for director is elected but will have the same effect as votes against other matters being voted upon.

         The Company's principal executive offices are located at 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837. The telephone number of the Company at such office is (908) 738- 3990.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Unless a stockholder specifies otherwise, each return proxy card will be voted for the election to the Board of the five nominees who are named below. Each director has consented to being named as a nominee for director and agreed to serve if elected. Each director, if elected, would serve until his successor is elected at the annual meeting of stockholders for 1998 and qualified or upon his removal or resignation. If any of the nominees is unavailable for election at the time of the annual meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. The Company is not aware of any circumstances that would render any nominee unavailable. All nominees are currently serving on the Board. The ages of the nominees are given as of April 30, 1997.

        THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

     o DR. EUGENE I. GORDON, age 66, is the founder and President of the Company and has been a Director and Chairman of the Board since the Company's inception in December 1993. He is an inventor of the
          Company's hydro-epithelial keratoplasty ("HEK"), hydro-therapeutic keratoplasty ("HTK") and hydro-refractive keratoplasty ("HRK") keratome technology. From 1987 to 1988, Dr. Gordon served as Senior Vice President and Director of the Research Laboratories for Hughes Aircraft Co. of Malibu, California. Dr. Gordon has served as an adjunct professor in the department of Ophthalmology at the University of Medicine and Dentistry of New Jersey since 1994, and was a professor in the Department of Electrical and Computer Engineering at the New Jersey Institute of Technology from 1990 to 1995. Dr. Gordon was Laboratory Director for AT&T Bell Laboratories and the founder of Lytel Incorporated, a manufacturer of lasers and optical transmission subsystems which is a wholly-owned subsidiary of AMP Incorporated. Dr. Gordon has done extensive research on laser and opto-electronic systems, is a named inventor under approximately 70 U.S. patents and has published widely on those subjects. He is an elected member of the National Academy of Engineering and has been awarded the

          Edison Medal of the Institute of Electrical and Electronic Engineers, among a number of other prestigious awards.

     o DR. STEVEN G. COOPERMAN, age 55, has been a Director of the Company since September 1994. Dr. Cooperman was engaged in the private practice of ophthalmology and ophthalmic surgery in Beverly Hills, California from 1972 to his retirement in 1989. Since his retirement, Dr. Cooperman has been active as a private investor. He is a founder of the American Intraocular Implant Society (now known as the American Society for Cataract and Refractive Surgery), has served on the teaching staff of the Jules Stein Eye Institute and has lectured widely on phacoemulsification and intraocular lens implant surgery.

     o SANFORD J. HILLSBERG, age 48, has been a Director of the Company since August 1996. Mr. Hillsberg has been engaged in the private practice of corporate law since 1973 and is currently the managing partner of Troy & Gould Professional Corporation in Los Angeles, California. From 1983 to 1993, he served as a director and Vice President of Medco Research Inc., a publicly-traded pharmaceutical research and development company.

     o ROBERT G. DONOVAN, age 58, has been a Director of the Company since April 1997. Mr. Donovan is a business consultant specializing in healthcare and consumer products. He served in various capacities at Sandoz Pharmaceutical Corporation from 1985 to 1995, most recently as Senior Vice President and head of consumer pharmaceuticals.

     o JAMES J. BIALEK, age 48, has been a Director of the Company since May 2, 1997. Mr. Bialek is Director of Development and Planning at Becton Dickinson and Company, where he has served in various capacities since 1973.


GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The business and affairs of the Company are managed by the Board of Directors. The Board of Directors held two meetings in 1996. Each member of the Board of Directors attended at least 75% of the aggregate meetings of the Board of Directors and any committee of the Board of which he was a member during 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two standing committees, a Stock Option Committee and an Audit Committee. Their functions are described below. The Board of Directors does not have a compensation committee, nominating committee or any committee performing similar functions, and all matters which would be considered by such committees are acted upon by the full Board of Directors.

     The Stock Option Committee has two members and currently consists of Dr. Cooperman and Mr. Hillsberg, neither of whom is an employee of the Company. The Stock Option Committee's primary function is to administer the Stock Option Plan (as defined herein). During 1996, the Stock Option Committee held no meetings.

     The Audit Committee has two members and currently consists of Messrs. Donovan and Bialek. The Audit Committee's primary function is to administer and oversee any audit. During 1996, the Audit Committee held no meetings.

COMPENSATION OF DIRECTORS

     Directors  who  are  officers  or  employees  of  the  Company  receive  no additional compensation for service as members of the Board or committees thereof. On April 11, 1997, each of Dr. Cooperman and Messrs. Hillsberg and Donovan, and on May 2, 1997, Mr. Bialek, received options to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value per share of the Common Stock on such date and which will vest on the earlier of the day immediately preceding the 1998 annual meeting of stockholders or June 30, 1998 if such person continues to serve as a director on such date. With respect to future compensation of directors, each outside director will receive options under the Stock Option Plan to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value per share of the Common Stock on the date of grant and which vest upon the earlier of one year from the date of grant or the day immediately preceding the subsequent annual meeting of stockholders, in either case if such director has served through such date. Outside directors are reimbursed for out-of-pocket expenses incurred in connection with attendance of meetings of the Board.


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to, the Company's Chief Executive Officer (the "Named Executive"), with respect to the years ended December 31, 1996 and 1995. No other executive officer of the Company received cash and cash equivalent compensation exceeding $100,000 during such years.


                                             SUMMARY COMPENSATION TABLE
                                                     ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION
                                                                                                                 ALL OTHER
                                                                                       OTHER ANNUAL            COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR        SALARY($)           BONUS($)         COMPENSATION($)              ($)
---------------------------          ----        ---------           --------         ---------------              ----


Eugene I. Gordon................     1996        $122,617            $   --           $       (1)                $1,200(2)
  President and Chairman             1995          96,400                --             66,700(3)                     --
  of the Board

---------------------
(1)      Consists of perquisites in an amount less than the applicable reporting threshold.
(2)      Consists of payment of annual life insurance premiums.
(3)      Consists entirely of deferred 1994 salary.



STOCK OPTION GRANTS

     No options to purchase Common Stock were granted by the Company to the Named Executive during 1996.

OPTION EXERCISES AND YEAR-END VALUE

     No stock options have been granted to the Named Executive. No stock options or stock appreciation rights were exercised by the Named Executive during 1996.


EMPLOYMENT AGREEMENTS

     Effective as of March 15, 1996, the Company entered into an employment agreement with Eugene I. Gordon as President, for an initial term of three years. The agreement, which was amended effective as of January 1, 1997, provides for a base compensation of $160,000 per year, bonuses aggregating a maximum of $75,000 for 1997 based upon the attainment of certain goals and other additional compensation as may be determined by the Board of Directors (without the participation of Dr. Gordon) in its sole discretion. The Board of Directors (without the participation of Dr. Gordon) may also increase such base compensation in its sole discretion. The agreement may be terminated for cause and contains proprietary information, invention and non-competition provisions which prohibit disclosure of any of the Company's proprietary information and preclude competition with the Company for two years after termination of employment. The Company has procured life insurance in the amount of $1 million to compensate it for the loss, through death or disability, of Dr. Gordon.

     Effective as of March 18, 1996, the Company entered into an employment agreement with Thomas M. Handschiegel as Vice President for Finance and Human Resources, for an indefinite term. The agreement, which was amended effective January 1, 1997, provides for a base compensation of $101,100 per year. The agreement may be terminated by either party at any time upon two weeks' prior notice and contains proprietary information, invention and non-competition provisions which prohibit disclosure of any of the Company's proprietary information and preclude competition with the Company for two years after termination of employment.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of April 30, 1997, by (i) each person known to the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Named Executive and (iv) all executive officers and directors of the Company, as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.



                                             AMOUNT AND NATURE        PERCENTAGE
                                               OF BENEFICIAL             OF
NAME AND ADDRESS OF BENEFICIAL OWNER            OWNERSHIP (1)           CLASS
------------------------------------           --------------          ------

Eugene I. Gordon (2).................           1,591,687                43.6

Thomas M. Handschiegel (2)...........                  --                  --

Steven G. Cooperman (3)..............             115,649                 3.1

Sanford J. Hillsberg (4).............              44,540                 1.2


Robert G. Donovan (5)................               4,000                   *


All executive officers and directors
  as a group (5 persons) (6)........            1,753,876                47.4

---------------------------
* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 30, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) Each such person's business address is 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837.

(3)      Such  person's   mailing   address  is  21  Bridge  Square,   Westport,
         Connecticut 06880. Includes 21,738 shares subject to exercisable options and 22,360 shares subject to exercisable warrants.

(4) Such person's business address is 1801 Century Park East, Suite 1600, Los Angeles, California 90067. Includes 1,988 shares subject to exercisable warrants. Also includes 7,000 shares of Common Stock and warrants  to  purchase  7,000  shares  of  Common  Stock  owned by such
         person's  spouse,   as  to  which  such  person  disclaims   beneficial
         ownership.


(5)      Such  person's  business  address  is  Suite  300,  4  Landmark Square,
         Stamford,   Connecticut   06901.   Includes  2,000  shares  subject  to
         exercisable warrants.


(6)      Excludes Mr. Bialek, who became a director on May 2, 1997.

CERTAIN TRANSACTIONS

     In each of May and June 1996, Eugene I. Gordon, President and Chairman of the Board, made unsecured loans to the Company in the principal amounts of $100,000 and $65,000, respectively, which bear interest at the rates of 7% and 9%, respectively, per annum, and are due and payable on demand.


                PROPOSAL 2 - AMENDMENT OF 1994 STOCK OPTION PLAN

     At the Annual Meeting, there will be presented a proposal to approve the amendment to and restatement of the Medjet Inc. 1994 Stock Option Plan (the "Stock Option Plan"), which was adopted by the Board and approved by the Company's stockholders in 1994. Such amendment will provide for an increase in the aggregate number of shares of Common Stock which may be issued upon the exercise of options granted under the Stock Option Plan from 249,688 (after giving effect to the 1.987538926-for-1 stock split effected on August 6, 1996) to 449,688. The full text of the Stock Option Plan, as amended and restated, is set forth in Appendix A attached hereto.

     The increase in the number of shares of Common Stock available under the Stock Option Plan from 249,688 to 449,688 was approved by the Board on February 5, 1997, subject to stockholder approval. Although approximately 100,668 shares of Common Stock remain available for issuance upon the exercise of options granted under the Stock Option Plan, the Company believes that the availability of additional shares of Common Stock for issuance under the Stock Option Plan is necessary to enhance the Company's continuing efforts to hire and retain talented employees and directors. As a development stage company, the Company is still in the process of identifying and hiring key senior personnel. The Board believes that the proposed increase in the number of shares of Common Stock under the Stock Option Plan is therefore essential.

1994 STOCK OPTION PLAN

     ADMINISTRATION. The Stock Option Plan is administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee interprets the terms, and establishes administrative regulations to further the purposes, of the Stock Option Plan, authorizes awards to eligible participants, determines vesting schedules and takes any other action necessary for the proper implementation of the Stock Option Plan.

     PARTICIPATION. Under the Stock Option Plan, options to purchase shares of Common Stock of the Company may be granted only to employees (including officers) and directors of the Company or individuals who are rendering services to the Company as consultants, advisors or other independent contractors.

     SHARES AVAILABLE FOR AWARDS. 249,688 shares of Common Stock of the Company (prior to the proposed increase) have been reserved for issuance under the Stock Option Plan, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares. In the event that any outstanding option for any reason expires or is terminated or canceled and/or shares of Common Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such option or repurchased shares, may again be subject to an option grant. Notwithstanding the foregoing, any such shares shall be made subject to a new option only if the grant of such new option and the issuance of such shares pursuant to such new option would not cause the Stock Option Plan or any option granted under the Stock Option Plan to contravene Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     AWARDS. The Stock Option Plan authorizes grants of either incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory (nonqualified) stock options. Under the Stock Option Plan, all options must be granted, if at all, within 10 years from the date the Stock Option Plan was adopted by the Board of Directors of the Company. The Stock Option Committee shall set, including by amendment of an option, the time or times within which each option shall be exercisable or the event or events upon the occurrence of which all or a portion of each option shall be exercisable and the term of each option; provided, however, that (i) no option shall be exercisable after the expiration of 10 years after the date such option is granted and (ii) no ISO granted to an optionee who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company within the meaning of
Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall be exercisable after the expiration of five years after the date such option is granted. As of the date of this Proxy Statement, non-statutory stock options to purchase a total of 66,850 shares of Common Stock have been granted and ISOs to purchase an additional 76,670 shares of Common Stock have been granted. In connection with its initial public offering, the Company agreed with its underwriter that it would not issue options to purchase more than 200,000 shares of Common Stock (which amount has been increased to 225,000 and is subject to further increase upon the consent of the underwriter) between August 6, 1996 and August 6, 1998 without such underwriter's prior written consent, and that, of such number, it would not issue options to purchase more than 50,000 shares of Common Stock (which amount is subject to increase upon the consent of the underwriter) at less than fair market value on the date of grant. The Company also agreed with its underwriter that the options with respect to the 100,668 shares of Common Stock (or 300,668 shares of Common Stock, including the proposed increase) under the Stock Option Plan which have not yet been granted as of the date of this Proxy Statement shall vest no earlier than one year from the date of grant.

     STOCK OPTIONS. The Stock Option Plan provides that (i) the exercise price per share for an ISO shall not be less than the fair market value, as determined by the Stock Option Committee, of a share of Common Stock on the date of the granting of the option; and (ii) no ISO granted to a Ten Percent Owner Optionee shall have an exercise price per share less than 110% of the fair market value, as determined by the Stock Option Committee, of a share of Common Stock on the date of the granting of the option. Notwithstanding the foregoing, an option may be granted with an exercise price lower than the minimum exercise price set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner qualifying within the provisions of Section 424(a) of the Code.

     FEDERAL INCOME TAX CONSEQUENCES. The federal income tax consequences of awards granted pursuant to the Stock Option Plan under the Code, and the regulations thereunder are summarized below.

     The grant of a stock option will create no immediate tax consequences for the participant or the Company. The participant will have no taxable income upon exercising an ISO (except that an alternative minimum tax may apply), and the Company will not receive a deduction when an ISO is exercised. If the participant does not dispose of the shares acquired on exercise of an ISO within the two-year period beginning on the day after the grant of the ISO or within one year after the transfer of the shares to the participant, the gain or loss on a subsequent sale will be a capital gain or loss. If the participant disposes of the shares within the two-year or one-year period described above, the participant generally will realize ordinary income, and the Company will be entitled to a corresponding deduction. Upon exercising a non-statutory stock option, the participant must recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the exercise date, unless the shares are subject to certain restrictions. The Company will receive a deduction for the same amount on the exercise date (or the date the restrictions lapse).

     With respect to other awards granted under the Stock Option Plan that are settled in cash or shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture, the participant must recognize ordinary income in an amount equal to the cash or the fair market value of the shares received. With respect to other awards granted under the Stock Option Plan that are settled in shares of Common Stock that are subject to restrictions as to transferability and subject to a substantial risk of forfeiture, the participant must recognize ordinary income in an amount equal to the fair market value of the shares received at the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will receive a deduction for the amount recognized as income by the participant, subject to the provisions of Section 162(m) of the Code, which provides for a possible denial of a tax deduction to the Company for compensation for any of the five most highly compensated executive officers in excess of $1 million in any year.

     The tax treatment upon disposition of shares acquired under the Stock Option Plan will depend on how long the shares have been held. In the case of shares acquired through exercise of an option, the tax treatment will also depend on whether or not the shares were acquired by exercising an ISO. There will be no tax consequences to the Company upon the disposition of shares acquired under the Stock Option Plan, except that the Company may receive a deduction in the case of disposition of shares acquired under an ISO before the applicable holding period has been satisfied.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE STOCK OPTION PLAN DESCRIBED ABOVE.


OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters which will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission. Such persons are also required by Commission regulations to furnish the Company with copies of all such reports that they file. The Company believes that, during 1996, all such persons complied with all reporting requirements under Section 16(a) except for Drs. Gordon and Cooperman, each of whom failed to file one Form 3 reporting one transaction on a timely basis.


INDEPENDENT AUDITORS

     The firm of Rosenberg Rich Baker Berman and Company served as the Company's independent auditors for the fiscal year ended December 31, 1996. Representatives of Rosenberg Rich Baker Berman and Company are expected to be present at the Annual Meeting and available to respond to appropriate questions.

SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the proxy statement to be issued in connection with the Company's 1998 annual meeting of stockholders must be mailed to the Corporate Secretary, Medjet Inc., 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837, and must be received by the Corporate Secretary on or before January 9, 1998.


COSTS OF SOLICITATION

     The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or regular employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

ANNUAL REPORT

     A copy of the Company's 1996 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling Medjet Inc., Attention: Corporate Secretary, 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837, telephone (908) 738-3990.

                             By Order of the Board of Directors


                             Thomas M. Handschiegel
                             SECRETARY
Edison, New Jersey
May 9, 1997

                                                                     APPENDIX A
                              AMENDED AND RESTATED

                                   MEDJET INC.

                             1994 STOCK OPTION PLAN



     1. PURPOSE. The purpose of the Plan is to attract, retain and reward persons providing services to Medjet Inc., a Delaware corporation, and any successor corporation thereto (collectively referred to as the "COMPANY"), and any present or future parent and/or subsidiary corporations of such corporation (all of which along with the Company being individually referred to as a "PARTICIPATING COMPANY" and collectively referred to as the "PARTICIPATING COMPANY GROUP"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "CODE").

     2. ADMINISTRATION.

       (a) ADMINISTRATION BY BOARD AND/OR COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "BOARD") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "OPTION") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

       (b) OPTIONS AUTHORIZED. Options may be either incentive stock options as defined in Section 422 of the Code ("INCENTIVE STOCK OPTIONS") or non-statutory(nonqualified) stock options.

       (c) AUTHORITY OF OFFICERS. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

       (d) DISINTERESTED ADMINISTRATION. With respect to the participation in the Plan of officers or directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Plan ahall be administered by the Board in compliance with the "disinterested administration" requirement of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("RULE 16B-3").

     3. ELIGIBILITY.

        (a) ELIGIBLE PERSONS. Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "OPTIONEE"). Eligible persons may be granted more than one (1) Option.



         (b) RESTRICTIONS ON OPTION GRANTS. A director of a Participating Company may only be granted a non-statutory stock option unless the director is also an employee of the Participating Company Group. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a non-statutory stock option.


     4. SHARES SUBJECT TO OPTION. Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock of the Company (the "STOCK"), subject to adjustment as provided in paragraph 10 below. The maximum number of shares of Stock which may be issued under the Plan shall be four hundred forty-nine thousand six hundred eighty-eight (449,688) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. Notwithstanding the foregoing any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3.

     5. TIME FOR GRANTING OPTIONS. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company.

     6. TERMS, CONDITIONS AND FORM OF OPTIONS. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee's termination of employment or service, whether the Option is to be treated as an Incentive Stock Option or as a non-statutory stock option, the method for satisfaction of any tax withholding obligation arising in connection with the Option, including by the withholding or delivery of shares of stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        (a) EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option; and (ii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "TEN PERCENT OWNER OPTIONEE") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a non-statutory stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

     (b) EXERCISE PERIOD OF OPTIONS. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

     (c) PAYMENT OF EXERCISE PRICE.

         (i) FORMS OF PAYMENT AUTHORIZED. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made
(1) in cash, by check, or cash equivalent, (2) by tender to the Company of shares of the Company's stock owned by the Optionee having a fair market value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (3) by the Optionee's recourse promissory note in a form approved by the Company, (4) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (5) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one or more forms of consideration.

         (ii) TENDER OF COMPANY STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock or, if in the opinion of Company counsel, might impair the ability of purchasers of stock from the Company from taking full advantage of the provisions of Section 1202 of the Code relating to capital gains treatment of stock issued by the Company. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

          (iii) PROMISSORY NOTES. No promissory note shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than four (4) years after the Option is exercised, but in any event upon the termination of Optionee's employment or consulting relationship, as the case may be, with the Company, if earlier. The Optionee shall be required to make, from time to time, mandatory prepayments on such promissory note in an amount equal to fifty percent (50%) of the difference between the aggregate Option exercise price and the aggregate proceeds from the sale of the shares of Stock. Such mandatory prepayments shall be made within ten (10) days after the sale of shares of Stock. Interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company. Unless otherwise provided by the Board, in the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          (iv) ASSIGNMENT OF PROCEEDS OF SALE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

     7. STANDARD FORMS OF STOCK OPTION AGREEMENT.

        (a) INCENTIVE STOCK OPTIONS. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of incentive stock option agreement attached hereto as EXHIBIT A and incorporated herein by reference.

        (b) NON-STATUTORY STOCK OPTIONS. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Non-statutory Stock Option" shall comply with and be subject to the terms and conditions set forth in the forms of non-statutory stock option agreement attached hereto as EXHIBIT B and incorporated herein by reference.

        (c) STANDARD TERM FOR OPTIONS.  Unless  otherwise  provided  for  by the
Board  in  the grant of an Option, any   Option   granted   hereunder  shall  be
exercisable for a term of ten (10) years.

     8. AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of either of the standard forms of Stock Option Agreement described in paragraph 7 above either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

     9. FAIR MARKET VALUE LIMITATION. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as non-statutory stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

     10. EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company.

     In the event a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control (as defined below)) shares of another corporation (the "NEW SHARES"), the Company may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price of the outstanding Options shall be adjusted in a fair and equitable manner.

     11. DISSOLUTION, SALE, ETC. In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Stock, including shares to which the Option would not otherwise be exercisable.

     12. PROVISION OF INFORMATION. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders generally.

     13. OPTIONS NON-TRANSFERABLE. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

     14. TERMINATION OR AMENDMENT OF PLAN OR OPTIONS. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 10 above), (b) no change in the class eligible to receive Incentive Stock Options and (c) no expansion in the class eligible to receive non-statutory stock options. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

     IN WITNESS WHEREOF, the undersigned President of the Company certifies that the foregoing Amended and Restated Medjet Inc. 1994 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 5th day of February, 1997.





                                    --------------------------------------------

                                  PLAN HISTORY
                                  ------------


September 30, 1994                 Board of Directors  adopts  the  Medjet  Inc.
                                   1994 Employee Stock Option Plan (the "INITIAL
                                   PLAN") with a share reserve of twenty-five thousand shares.

May 27, 1995                       Stockholders approve the Initial Plan with  a
                                   share reserve of twenty-five thousand shares.

March 29, 1996                     200,000 additional shares of Common Stock are
                                   reserved for issuance under  the Stock Option
                                   Plan,  after giving effect to the 1.987538926
                                   for 1 stock split  of  the  Company's  Common
                                   Stock  approved  on   March  29,   1996   and
                                   effected on August 6, 1996 for a total of 249,688.

May 2, 1996                        Stockholders approve  the  200,000  increased
                                   share reserve to a total of 249,688 shares.

February 5, 1997                   200,000  additional  shares  of  Common Stock
                                   are  reserved  for  issuance  under the Stock
                                   Option  Plan  for a total  of 449,688 shares.

June 27, 1997                      Stockholders  approve  the  200,000 increased
                                   share reserve  to  a total of 449,688 shares.

[FRONT]                            MEDJET INC.
                                      PROXY

         THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 1997

     The undersigned hereby appoints Dr. Eugene I. Gordon and Thomas M. Handschiegel or either of them, as proxies, with full individual power of substitution to represent the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1090 King Georges Post Road, Suite 505, Edison, New Jersey on June 27, 1997 at 10:00 A.M., local time, and any and all adjournments thereof, in the manner specified below:

     1. Election of directors

     NOMINEES:
     --------

     Dr. Eugene I. Gordon               Robert G. Donovan
     Dr. Steven G. Cooperman            James J. Bialek
     Sanford J. Hillsberg

     |_|      FOR all nominees listed above
     |_|      WITHHOLD AUTHORITY to vote for the following:


     ---------------------------------------------------------------------------

     2. Proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder.

        |_| FOR                   |_|  AGAINST               |_|  ABSTAIN


[BACK]

     THIS PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. Should any other matter requiring a vote of the stockholders arise, the persons named in this Proxy or their substitutes shall vote in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

                                  Dated:  -------------------------, 1997


                                  ----------------------------------------
                                                 Signature


                                  -----------------------------------------
                                                 Signature

                                  Please sign the Proxy exactly as name appears. When shares are held by joint tenants, both should sign. Executors, administrators, trustees or otherwise signing in a representative capacity should indicate the capacity in which signed.

                PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.